UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report: February 27, 2007 (Date of earliest event reported: February 22, 2007)
LAZY DAYS’ R.V. CENTER, INC. (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
Florida (State or other jurisdiction of incorporation)	333-114210 (Commission File Number)	59-1764794 (IRS Employer Identification No.)
6130 Lazy Days Boulevard Seffner, Florida 33584-2968 (Address of Principal Executive Offices, including Zip Code)
(800) 626-7800 (Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 22, 2007, Lazy Days’ R.V. Center, Inc. (the “Company”) entered into the Third Amended and Restated Credit Agreement (the “Agreement”), originally dated as of July 15, 1999, and as amended and restated as of July 31, 2002 and May 14, 2004 (the “Original Credit Agreement”), by and among the Company, Bank of America, N.A., as Administrative Agent and as Collateral Agent and the Lenders thereto. In connection therewith, the Company terminated the Loan and Security Agreement, dated as of May 14, 2004 (as amended or otherwise modified, the “Loan Agreement”), by and among Wells Fargo Foothill, Inc., a California corporation (the “Lender”) and the Company together with certain affiliates of the Company.

The purpose of the Third Amended and Restated Credit Agreement was to amend the Loan Agreement that was scheduled to expire May 2007. The Amendment also provided for the following: (i) the right to increase the aggregate Floor Plan availability from $85,000,000 to $100,000,000 at the Company’s option; (ii) provides the company with a $15,000,000 revolving credit line; and (iii) amend related definitions and other immaterial modifications to various other provisions of the Original Credit Agreement.

This summary is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.30 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
10.30. Third Amended and Restated Credit Agreement dated as of February 22, 2007 (the “Agreement”), originally dated as of July 15, 1999, and as amended and restated as of July 31, 2002 and May 14, 2004 (the “Original Agreement”), by and among the Company, Bank of America, N.A., as Administrative Agent and as Collateral Agent and the Lenders thereto.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 27, 2007

                                                   LAZYDAYS' R.V. CENTER, INC.

                                   By: /s/ John Horton
                                   Name: John Horton
                                   Title:  Chief Executive Officer